EXHIBIT 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in MediWound Ltd.’s Registration Statements on Form F-3 (No. 333-209106) and Form S-8 (Nos. 333-195517 and 333-210375) of our report dated March 19, 2018, with respect to the consolidated financial statements of MediWound Ltd. included in the Annual Report on Form 20-F of MediWound Ltd. for the year ended December 31, 2017.

Tel Aviv, Israel March 19, 2018	/s/ KOST, FORER, GABBAY & KASIERER KOST, FORER, GABBAY & KASIERER A Member of Ernst & Young Global